SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2011

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CIGNA issued a news release announcing that, upon recommendation of the Corporate Governance Committee, on July 26, 2011, the Board of Directors appointed Eric J. Foss as a non-employee director of CIGNA Corporation effective the same date.    He will be a member of the audit committee and corporate governance committee.

As a non-employee director of CIGNA Corporation, Mr. Foss is eligible to participate in the CIGNA Corporation Non-Employee Director Compensation Program, amended and restated effective January 1, 2011, filed as exhibit 10.3 to CIGNA's Form 10-K for the year ended December 31, 2010; the Deferred Compensation Plan of 2005 for Directors of CIGNA Corporation (Amended and Restated Effective April 28, 2010), filed as exhibit 10.2 to the Form 10-K for the year ended December 31, 2010; and the CIGNA Corporation Directors Equity Plan filed as exhibit 10.3 to CIGNA’s Form 10-Q for the quarterly period ended March 31, 2010.

The news release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: July 26, 2011	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and General Counsel

Index to Exhibits

Number	Description	Method of Filing

99.1	CIGNA Corporation news release dated July 26, 2011.	Filed herewith.